Revolutionary “Howey Shield” Regulatory Compliance Framework for Meme Tokens

Revolutionary “Howey Shield” framework transforms how companies tokenize assets-USPTO trademark filing marks major milestone in DeFi compliance innovation

FAIRFIELD, NJ, UNITED STATES, October 1, 2025 -- Groovy Company, Inc. (OTCID:GROO), a Wyoming corporation now known as OTCM Protocol a pioneer in Solana based SMTs (Security Meme Tokens), today announced the filing of a federal trademark application for its proprietary “Howey Shield” regulatory compliance framework with the United States Patent and Trademark Office (USPTO). The application, assigned serial number 99420190, marks a significant milestone in the company’s mission to democratize access to capital markets through innovative legal engineering.

The Howey Shield represents a groundbreaking multi-layered defensive framework designed to ensure that preferred share-backed tokens SMTs (Security Meme Tokens) definitively fail all four prongs of the SEC’s Howey Test, thereby qualifying as commodities rather than securities. Named after the landmark 1946 Supreme Court case SEC v. W.J. Howey Co., this proprietary system enables companies to tokenize their securities while maintaining full regulatory compliance without the burden of traditional SEC registration.

“The Howey Shield isn’t just another compliance tool-it’s a paradigm shift in how we approach tokenization,” said Frank Yglesias, CTO of OTCM Protocol, Inc. “By engineering comprehensive protection at every level, we’ve created a pathway for companies to access blockchain liquidity markets while respecting both the letter and spirit of securities law.”

The trademark filing covers computer programming of smart contracts on blockchain and providing technology information in the field of decentralized finance (DeFi), reflecting the technical sophistication underlying the Howey Shield framework. The distinctive logo features a shield design with a bull silhouette and urban skyline elements, symbolizing the intersection of traditional markets and blockchain innovation.

Key Features of the Howey Shield Framework:

Four-Layer Defense System: Ensures SMTs (Security Meme Tokens) fail all prongs of the Howey Test through structural, economic, and operational safeguards

Permanent Asset Backing: Maintains 1:1 backing with preferred shares held in professional custody

Community-Driven Value Creation: Separates SMT value from company performance, with price discovery through decentralized trading

Entertainment Classification: Positions SMT as cultural collectibles rather than investment vehicles

Smart Contract Automation: Implements irreversible, autonomous operations that prevent manipulation.

About OTCM Protocol, Inc.

OTCM Protocol, Inc. (formerly Groovy Company, Inc.) is a Wyoming corporation building the infrastructure layer for tokenized OTC securities. The company has developed a revolutionary platform that enables 1:1 tokenization of illiquid stocks, where each digital token is backed by actual shares held permanently in SEC-registered custody with Empire Stock Transfer. By converting dormant OTC securities into 24/7 tradable blockchain assets on Solana, OTCM Protocol creates permanent liquid markets for over 11,000 companies and 5 million shareholders currently trapped in zero-liquidity positions. The platform addresses a $50 billion market opportunity by eliminating traditional market maker costs and abandonment issues through automated bonding curve mechanisms, enabling instant global access to previously untradable securities while maintaining full regulatory compliance through its proprietary “Howey Shield” framework.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that reflect management’s current expectations about future events and financial performance. These statements are not guarantees and subject to significant risks that could cause actual results to differ materially. OTCM Tokens serve exclusively as utility tokens for entertainment within the OTCM Protocol ecosystem, with no securities characteristics, ownership rights, or profit-sharing entitlements. While the Company believes tokens don’t constitute securities under current law, regulatory interpretations may change. Token values may experience extreme volatility or complete loss. The tokenization of OTC securities requires regulatory approvals that may not be obtained. Blockchain technology and tokenized assets carry inherent risks including total loss. Investors should conduct independent due diligence and consult professional advisors before making investment decisions.

FRANJOSE YGLESIAS

Groovy Company, Inc,

+1 404-734-3277

email us here: info@groovy.click

Visit us on social media: https://x.com/otcmprotocol